STANDARD FORM - NET LEASE

THIS LEASE AGREEMENT dated the 1st day of November, 2004.

BETWEEN:

BERG HOLDINGS LTD., a body corporate duly incorporated pursuant to Laws of the Province of British Columbia, having its head office at 7742 Jensen Place, Burnaby, BC, V5A 2A8;

(hereinafter referred to as the "Landlord")

     OF THE FIRST PART

AND:

SAMLEX AMERICA INC., a body corporate duly incorporated pursuant to the laws of the Province of British Columbia, having its head office at #110 – 17 Fawcett Road, Coquitlam, BC, V3K 6V2;

(hereinafter referred to as the "Tenant");

OF THE SECOND PART

PREMISES:	#109 – 17 Fawcett Road, Coquitlam, BC, V3K 6V2; and
#110 – 17 Fawcett Road, Coquitlam, BC, V3K 6V2

WITNESSETH THAT:

ARTICLE 1.
DEFINITIONS

             In this Lease the following expressions shall have the following meanings:

1.1	"Additional Rent" means all sums of money to be paid by the Tenant whether to the Landlord or otherwise pursuant to this Lease save and except Annual Rent;

1.2	"Annual Rent" means the annual rent reserved hereunder payable by the Tenant as set forth in Article 5.1a;

1.3

"Buildings" means those certain buildings and those certain areas and improvements and amenities located on the Land as described in Article 1.6 and having the municipal addresses of #109 – 17 Fawcett Road, Coquitlam, BC, V3K 6V2 AND #110 – 17 Fawcett Road, Coquitlam, BC, V3K 6V2

1.4	"Commencement Date of the Term" means the date the Lease commences as set forth in Article 3.1;

1.5	"Insured Damage" means that part of any damage occurring to any portion of the Leased Premises for "Insured Damage" means that part of any damage occurring to any portion of the Leased Premises for which the Landlord is responsible of which the entire cost of repair is actually recoverable by the Landlord under a policy of insurance in respect of fire and other perils from time to time effected by the Landlord or, if and to the extent that the Landlord has not insured and is deemed to be a co-insurer or self-insurer pursuant to Article 13.1, would have been recoverable had the Landlord effected insurance in respect of perils and to amounts and on terms for which it is deemed to be insured;

1.6	"Land" means the parcels or tracts of land described in Schedule "B";

1.7

"Leased Premises" means 5,014 square feet aggregating approximately two thousand two hundred fifty one (2,251) square feet of Rentable Area for #109 – 17 Fawcett Road and approximately two thousand seven hundred sixty three (2,763) square feet of Rentable Area for #110 – 17 Fawcett Road as shown outlined in yellow on the plan(s) attached as Schedule "A" hereto;

1.8

"Leasehold Improvements" means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed in the Leased Premises and by other tenants in other premises (including the Landlord) with the exception of trade fixtures and furniture and equipment not of the nature of fixtures, but includes all partitions however fixed (including moveable partitions) and includes all wall to wall carpeting with the exception of such carpeting where laid over vinyl tile or other finished floor and installed so as to be readily removable without damage;

1.9

"Market Rent for the Leased Premises" means the current market rental value of premises similar to the Leased Premises including similar leasehold improvements in buildings of similar age and class in the geographic area in which the Building is located as between persons dealing at arm's length;

1.10

"Operating Cost" means the total of all expenses, calculated in accordance with generally accepted accounting principles, without duplication, incurred in the complete maintenance and operation of the Building and the Land, whether incurred by or on behalf of any owner or owners of parts of or interests in the Building and the Land with whom the Landlord may from time to time have agreements for the pooling or sharing of costs or by or on behalf of tenants of space in the Building with whom the Landlord may from time to time have agreement whereby in respect of their premises such tenants perform any cleaning, maintenance or other work or services usually performed by the Landlord, and which expenses if directly incurred by the Landlord would have been included in Operating Cost. Operating Cost (without limiting the generality of the foregoing) shall:

	a.	Include Landscaping maintenance, strata fees, repairs and maintenance, snow removal and property taxes;

b.

Exclude, Capital Tax (except Goods and Services Tax), debt service, depreciation, expenses properly chargeable to capital account (except capital expenditures that are made by the Landlord with the intention of reducing Operating Costs, increasing safety or improving the maintenance and operation of the Land and Building), costs determined by the Landlord from time to time to be fairly allocable to the correction of construction faults or initial maladjustments in operating equipment, any structural repairs (including the roof and the roof membrane) and all management costs not allocable to the actual maintenance and operation of the Building (such as in connection with leasing and rental advertising).

In computing Operating Costs there shall be credited as a deduction the amounts of proceeds of insurance relating to Insured Damage and other damage actually recovered by the Landlord

(or if the Landlord is deemed to self-insure, a corresponding application of reserves) applicable to such damage, recovery of electricity and light bulb and tube and ballast replacement, in each case to the extent that the cost thereof was included therein. Any report of the Landlord's auditor or other licensed public accountant appointed by the Landlord for the purpose shall be conclusive as to the amount of Operating Costs or any period to which such report relates;

1.11	"Operating Costs" in any fiscal period means an amount equal to the aggregate of all Operating Costs for such fiscal period;

1.12	"Rent" means the Annual Rent;

1.13

"Rentable Area" shall include all area within the outside walls and shall be computed by measuring to the inside surface of the glass of the outer Building walls without deduction for columns and projections necessary to the Building;

1.14

"Taxes" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed against the Building and the Land or upon the Landlord in respect thereof or from time to time levied, imposed or assessed in the future in lieu thereof, including those levied, imposed or assessed for education, schools and local improvements, and including all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, but excluding taxes and license fees in respect of any business carried on by tenants and occupants of the Building (including the Landlord) and income or profits taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Building or the Land or upon the Landlord in respect thereof and shall also include any and all taxes which may in future be levied in lieu of taxes as hereinbefore defined;

1.15	"Tax Cost" for any calendar year means an amount equal to the aggregate, without duplication, of all Taxes for such calendar year;

1.16	"Tenant's Share" means the fraction, the numerator of which is the Rentable Area of the Leased Premises and the denominator of which is the Total Rentable Area; and

1.17	"Term" means the term of this Lease set forth in Article 3.1 and any renewal or extension thereof and any period of permitted over holding.

ARTICLE 2.
PREMISES

2.1                      Premises In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases the Leased Premises to the Tenant.

ARTICLE 3.
TERM

3.1                      Term To have and to hold the Leased Premises for the term of Seven (7) years commencing on the 1st day of December 1, 2004 and to be fully completed and ended on the 1st day of November 30, 2009.

3.2                      Option to Renew Provided that the Tenant is not in default of any of its obligations hereunder then it shall have the right to extend the term of the Lease for one additional period of five (5) years (hereinafter referred to as the "Renewal Term"). The rental during the Renewal Term shall be determined by the parties not less than six (6) months before the expiration of the current term and shall be the market value rent which the Landlord could obtain on the open market for the Leased Premises for the same term on a vacant possession basis but as improved with the Tenant's permanent leasehold improvements and as if the terms were the same as the terms of the original Lease, but for the new expiry date and excluding the fixturing period and any other inducement offered to the Tenant and there will be no further right of renewal. If the parties are unable to agree on the amount of such rent six (6) months prior to the expiration of the current term then the issue shall be referred to a single arbitrator whose decision shall be subject to a right of appeal, all in accordance with the provisions of the Commercial Arbitration Act, R.S.B.C., C. 55. All other terms and conditions of this Lease shall apply during the extended term except as specifically set forth hereinbefore. Provided that, in no event shall the Annual Rent for the Renewal Term be less than the Annual Rent payable in the last year of the preceding term. This right shall be exercised by the Tenant delivering a written notice to the Landlord of its intention to extend at least nine (9) months prior to the expiration of the initial term. In the event the Tenant fails to give such notice to the Landlord as herein provided, this Lease shall automatically terminate at the end of the current term. In the event of the renewal of this Lease, any reference herein to the Term shall be deemed to include the Renewal Term.

ARTICLE 4.
LANDLORD'S WORK AND TENANT'S IMPROVEMENTS

4.1                     Tenant's Improvements With the exception of the Landlord's Work, the Leased Premises are leased "as is" and any Tenant's Improvements shall be subject to the Tenant submitting a complete set of architectural drawings, including mechanical, electrical and structural to the local Municipal authority for their approval and issuance of a permit. The Tenant shall also submit a complete set of drawings, including architectural, mechanical, electrical and structural to the Landlord for the Landlord's approval and to the Landlord's mechanical, electrical, and structural consultants and architects for their approval, at the Tenant's cost. The Landlord shall provide a response to the Tenant within fifteen (15) days from the date the respective drawings were submitted to the respective consultants for their review. Such specifications are not to be unreasonable and shall conform with the remainder of the building and all work on the Tenant's Improvements shall be in compliance with the specifications submitted to the Landlord. All mechanical plumbing and coring required by the Tenant's design, will be at the cost of the Tenant.

ARTICLE 5.
RENT

5.1                     Rent Yielding and paying therefor unto the Landlord, at the office of the Landlord's building manager, or at such other place as the Landlord may direct in writing, during the Term in lawful money of Canada without any setoff, compensation or deduction whatsoever on the days and at the time hereinafter specified, Rent which shall include the aggregate of the sums specified in clauses a. and b. below:

Annual Rent

a.

#109– 17 Fawcett Road, Coquitlam, BC, V3K 6V2: The Annual Rent of eighteen thousand eight Dollars ($18,008.00) per annum payable in equal consecutive monthly installments of one thousand five hundred Dollars and sixty seven Cents ($1,500.67) in advance on the first day of each and every month during the Term;

#110 – 17 Fawcett Road, Coquitlam, BC, V3K 6V2: The Annual Rent of twenty two thousand one hundred four Dollars ($22,104.00) per annum payable in equal consecutive monthly installments of one thousand eight hundred forty two Dollars ($1,842.00) in advance on the first day of each and every month during the Term;

Additional Rent

b.	Together with the aggregate of the following:

	i.	The Tenant's Share of Tax Cost, and

	ii.	The Tenant's Share of Operating Cost.

5.2		Payment of Rent The Rent provided for in this Article 5 shall be paid by the Tenant as follows:

a.

The Annual Rent shall be paid in equal consecutive monthly installments in advance of the first day of each and every month during the Term. The first monthly installment of the Annual Rent shall be paid by the Tenant on the Commencement Date of the Term. Where the Commencement Date of the Term is the first day of a month, such installment shall be in respect of such month; where the Commencement Date of the Term is not on the first day of a calendar month, the Annual Rent for the period from the Commencement Date of the Term at the first day of the next ensuing calendar month shall be pro-rated on a per diem basis and paid on the first day of such month and the installment of the Annual Rent paid upon the Commencement Date of the Term shall be in respect of the Annual Rent for the first full calendar month of the Term; thereafter in either case subsequent monthly installments shall each be in advance on the first day of each ensuing calendar month during the Term.

Additional Rent Payments

b.

The amount of Additional Rent pursuant to Article 5.1b which the Tenant is to pay shall be estimated by the Landlord for such period as the Landlord may determine. The Tenant agrees to pay to the Landlord such amount in monthly installments in advance during such period on the dates and at the times for payment of the Annual Rent provided for in this Lease. As soon as reasonably possible after the end of the period for which such estimated payments have been made, the Tenant shall be advised of the actual amount required to be paid as Additional Rent pursuant to Article 5.1c and if necessary, an adjustment shall thereupon be made between the parties. The Additional Rent for the first year of the term is currently estimated at three Dollars ($3.00) per square foot.

Basis of Determining Rent

c.

The Tenant acknowledges that the Annual Rent is calculated on the basis of the Rentable Area of the Leased Premises being approximately 5,014 square feet at a rate of eight Dollars ($8.00) for each square foot of Rentable Area. The Tenant agrees that the Landlord may adjust the Annual Rent in the event that the Rentable Area of the Leased Premises is found to be different than the Rentable Area stated above.

5.3

Rent for Irregular Periods All Rent reserved herein shall be deemed to accrue from day to day, and if for any reason it shall become necessary to calculate Rent for irregular periods of less than One (1) year an appropriate pro-rata adjustment shall be made on a daily basis in order to compute Rent for such irregular period.

ARTICLE 6.
TENANT'S COVENANTS

6.1                    Tenant's Covenants The Tenant covenants with the Landlord as follows:

6.2                     Rent To pay the Annual Rent and Additional Rent on the days and in the manner provided herein.

6.3                     Permitted Use To use the Leased Premises only for the purpose of a an office and warehouse and not to use or permit to be used the Leased Premises or any part thereof for any other purpose or business without the prior written consent of the Landlord.

6.4                     Waste and Nuisance Not to commit or permit any waste or injury to the Leased Premises including the Leasehold Improvements and trade fixtures therein, any overloading of the floors thereof, any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Building.

6.5                     Insurance Risks Not to do, omit to do or permit to be done or omit to be done upon the Leased Premises anything which would cause the Landlord's cost of insurance to be increased (and, without waiving the foregoing prohibition, the Landlord may demand and the Tenant shall pay to the Landlord upon demand the amount of such increase of cost caused by anything so done or omitted to be done) or which shall cause any policy of insurance to be subject to cancellation.

6.6                     Condition Not to permit the Leased Premises to become untidy, unsightly or hazardous or permit unreasonable quantities of waste or refuse to accumulate therein.

6.7                     By-Laws To comply at its own expense with all municipal, federal, provincial, sanitary, fire and safety laws, by-laws, regulations and requirements pertaining to the operation and use of the Leased Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed therein and the making by the Tenant of any repairs, changes or improvements therein.

6.8                     Fire Exit Doors To permit the installation by the Landlord at the cost of the Tenant of any door in any wall of the Leased Premises necessary to comply with the requirements of any statute, law, by-law, ordinance, order or regulation referred to in Article 6.7.

6.9                     Rules and Regulations To observe and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe the Rules and Regulations attached as

Schedule "C" hereto, and such further and other reasonable rules and regulations and amendments and changes therein as may hereafter be made by the Landlord of which notice in writing shall be given to the Tenant and all such rules and regulations shall be deemed to be incorporated into and form part of this Lease.

6.10                   Over holding That if the Tenant shall continue to occupy the Leased Premises after the expiration of this Lease without any further written agreement and without objection by the Landlord, the Tenant shall be a monthly tenant at a monthly rent equal to the monthly rent payable by the Tenant as set forth in Article 5 hereof during the last month of the Term and (except as to length of tenancy) on and subject to the provisions and conditions herein set out.

6.11                     Signs and Directory Not to paint, display, inscribe, place or affix any sign, symbol, notice or lettering of any kind anywhere outside the Leased Premises (whether on the outside or inside of the Building) or within the Leased Premises so as to be visible from the outside of the Leased Premises.

6.12                     Inspection and Access To permit the Landlord at any time and from time to time to enter and to have its authorized agents, employees and contractors enter the Leased Premises for the purpose of inspection, window cleaning, maintenance, making repairs, alterations or improvements to the Leased Premises or the Building, or to have access to utilities and services (including any underfloor heater ducts and access panels which the Tenant agrees not to obstruct) or to determine the electric light and power consumption by the Tenant in the Leased Premises and the Tenant shall provide free and unimpeded access for the purpose, and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby, but the Landlord in exercising its rights hereunder shall provide notice, to the extent reasonably possible, so as to minimize interference with the Tenant's use and enjoyment of the Leased Premises and shall, where possible, restrict inspections to Normal Business Hours.

ARTICLE 7.
LANDLORD'S COVENANTS

7.1                      Landlord's Covenants The Landlord covenants with the Tenant as follows:

7.2                     Quiet Enjoyment The Landlord for itself, its successors and assigns, hereby covenants with the Tenant, its successors and assigns that it and they, paying the rent hereby reserved, and performing the covenants on its and their part contained, shall and may peaceably possess and enjoy the Leased Premises for the Term hereby granted, without any interruption or disturbance from the Landlord, its successors or assigns, or any other person or persons lawfully claiming, by from, through, or under it, them, or any of them.

7.3                     Interior Climate Control To provide to the Leased Premises, ready for distribution by the Tenant, systems for heating and cooling, filtering and circulating air and processed air in such quantities, at such temperatures and capacities as shall maintain in the Leased Premises and Common Areas conditions of reasonable temperature and comfort in accordance with good standards of interior climate control.

7.4                     Entrances, Lobbies, etc To permit the Tenant and its employees and invitees during Normal Business Hours in common with others entitled thereto to use the common entrances, lobbies, stairways and corridors of the Building giving access to the Leased Premises (subject to the Rules and Regulations referred to in Article 6.9 and such other reasonable limitations as the Landlord may from time to time impose).

7.5                     Parking The Landlord acknowledges that the Tenant, their staff and the customers and patients of the Tenant shall have the right to occupy the common parking stalls on the Land in accordance with rules and regulations made by the Landlord for such purpose.

ARTICLE 8.
REPAIR AND DAMAGE AND DESTRUCTION

8.1                     Landlord's Repairs The Landlord covenants with the Tenant:

a.	Subject to Article 8.3b, to keep in a good and reasonable state of repair, and consistent with the general standards of commercial buildings in the city in which the Building is located:

	i.	The Building (other than the Leased Premises) including the foundation, roof, exterior walls including glass portions thereof;

	ii.	The structural members or elements of the Leased Premises; and

	iii.	To repair defects in construction performed or installations made by the Landlord in the Leased Premises and Insured Damage.

8.2                     Tenant's Repairs The Tenant covenants with the Landlord:

a.

To keep in a good and reasonable state of repair and consistent with the general standards of commercial buildings in the city in which the Building is located, but subject to Article 8.3b the Leased Premises including all Leasehold Improvements and all trade fixtures therein and all glass therein including glass portions of exterior walls thereof, but with the exception of structural members or elements of the Leased Premises and defects in construction performed or installations made by the Landlord and Insured Damage therein;

b.

That the Landlord may enter and view the state of repair, and that the Tenant will repair according to notice in writing, and that the Tenant will leave the Leased Premises in a good and reasonable state of repair, subject always to the exceptions referred to in Article 8.2a; and

c.

That if any part of the Building including the systems for interior climate control and for the provision of utilities becomes out of repair, damaged or destroyed through the negligence or misuse of the Tenant or its employees, invitees or others over which the Tenant can reasonably be expected to exercise control, the expense of repairs or replacements thereto necessitated thereby shall be reimbursed to the Landlord promptly upon demand.

d.

that if any part of the service areas of the building become damaged as a result of the Tenant's leasehold improvements or any other work performed by the Tenant or the Tenant's employees, trades or subtrades, the expense of the necessary repairs or replacements shall be reimbursed to the Landlord upon demand.

8.3                     Abatement and Termination It is agreed between the Landlord and Tenant that:

a.

In the event of damage to the Leased Premises or to the Building and if the damage is such that the Leased Premises or any substantial part thereof are rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of ten (10) days, then:

i

Unless the damage was caused by the fault or negligence of the Tenant or its employees, invitees or others under its control, from and after the date of occurrence of the damage and until the Leased Premises are again reasonably capable of use and occupancy as aforesaid, Rent shall abate from time to time in proportion to the part or parts of the Leased Premises not reasonably capable of use and occupancy; and

ii

Unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant, as the case may be (according to the nature of the damage and their respective obligations to repair as provided in Articles 8.1 and 8.2 hereof) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence; and

b	if either:

	i	The Leased Premises; or

	ii	Premises whether of the Tenant of other tenants of the Building comprising in the aggregate half or more of the Rentable Area of the Building;

are substantially damaged or destroyed by any cause to the extent such that in the reasonable opinion of the Landlord they cannot be repaired or rebuilt within two hundred forty (240) days after the occurrence of the damage or destruction, the Landlord may at its option, exercisable by written notice to the tenant given thirty (30) days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in Articles 8.1 and 8.2 hereof, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition but in any event within sixty (60) days after the delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under Article 8.3a by reason of the Leased Premises having been rendered in whole or in part not reasonably capable of use and occupancy), but otherwise the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in Articles 8.1 and 8.2) shall repair such damage with such reasonable diligence.

ARTICLE 9.
TAXES AND OPERATING COSTS

9.1                     Landlord's Tax Obligations The Landlord covenants with the Tenant subject to the provisions of Article 9.2, to pay to the taxing authority or authorities having jurisdiction, all taxes.

9.2                     Tenant's Tax obligations The Tenant covenants with the Landlord:

a

To pay when due, all taxes, business taxes, business licence fees, and other taxes, rates, duties or charges levied, imposed or assessed by lawful authority in respect of the use and occupancy of the Leased Premises by the Tenant, the business or businesses carried on therein, or the equipment, machinery or fixtures brought therein by or belonging to the Tenant, or to anyone occupying the Leased Premises with the Tenant's consent, or from time to time levied, imposed or assessed in the future in lieu thereof, and to pay to the Landlord upon demand the portion of any tax, rate, duty or charge levied or assessed upon the Land and Building that is attributable to any equipment, machinery or fixtures on the Leased Premises which are not the property of the Landlord, or which may be removed by the Tenant;

b	To pay promptly to the Landlord when demanded or otherwise due hereunder all Taxes in respect of all Leasehold Improvements in the Leased Premises;

c	To pay to the Landlord in the manner specified in Article 5.2b the Tenant's Share of the Tax Cost.

9.3                     Tenant's Tax Cost After the commencement of the Term of this Lease and prior to the commencement of each calendar year thereafter which commences during the term the Landlord may estimate the Tax Cost for the ensuing calendar year or (if applicable) broken portion thereof, as the case may be, to become payable under Article 9.2, and notify the Tenant in writing of such estimate. When the Tax Cost for the calendar year or broken portion of the calendar year in question becomes finally determined the Landlord shall recalculate the same. If the Tenant has overpaid the Tenant's Share of Tax Cost, the Landlord shall refund any excess paid but if any balance remains unpaid, the Landlord shall fix monthly instalments for the then remaining balance of such calendar year or broken portion thereof such that, after giving credit for instalments paid by the Tenant hereunder on the basis of such estimate, the Tenant's Share of the Tax Cost will have been entirely paid during such calendar year or broken portion thereof. If for any reason the Tax Cost is not finally determined within such calendar or broken portion thereof, the parties shall make the appropriate readjustment when such Tax Cost becomes finally determined.

9.4                     Postponement, etc. of Taxes The Landlord may postpone payment of any Taxes payable by it pursuant to Article 9.1 and the Tenant may postpone payment of any Taxes, rates, duties, levies and assessments payable by it under Articles 9.2a and 9.2b, in each case to the extent permitted by law and if prosecuting in good faith any appeal against the imposition thereof and provided in the case of a postponement by the Tenant that if the Building or any part thereof or the Landlord shall become liable to assessment, prosecution, fine or other liability on the Tenant shall have given security in a form and of an amount satisfactory to the Landlord in respect of such liability and such undertakings as the Landlord may reasonably require to ensure payment hereof.

9.5                     Operating Cost During the Term of the Lease, the Tenant shall pay to the Landlord in the manner set forth in this Article the Tenant's Particular Share of the Operating Cost. Prior to the commencement of the Term of this Lease and the commencement of each fiscal period selected by the Landlord thereafter which commences during the Term, the Landlord shall estimate the amount of Operating Cost for the ensuing fiscal period or (if applicable) broken portion thereof, as the case may be, and notify the Tenant in writing of such estimate. The Landlord may from time to time alter the fiscal period selected, in which case, and in the case where only a broken portion of a fiscal period is included within the Term, the appropriate adjustment in monthly payments shall be made. From time to time during a fiscal period the Landlord may re-estimate the amount of Operating Cost in which event the Landlord shall notify the Tenant in writing of such re-estimate and fix monthly instalments for the then remaining balance of such fiscal period or broken portion thereof such that, after giving credit for instalments paid by the Tenant on the basis of the previous estimate or estimates, the Operating Cost will have been paid during such fiscal period or broken portion thereof. As soon as practicable after the expiration of each fiscal period, the Landlord shall make a final determination of Operating Cost for such fiscal period or (if applicable) broken portion thereof and notify the Tenant and the parties shall make the appropriate readjustment and any monies owing by or to one party by the other upon final determination shall be paid to the other within ten (10) days of the final determination.

ARTICLE 10.
LICENSES, ASSIGNMENTS AND SUBLETTINGS

10.1                   Licenses, etc. The Tenant shall not suffer or permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant, by subtenants permitted to under Article 11.2 and the employees of the Tenant and any such permitted subtenant or suffer or permit any part of the Leased Premises to be used or occupied by any licensee, franchisee or concessionaire, or suffer or permit any persons to be upon the Leased Premises other than the Tenant, such permitted subtenants and their respective employees, customers and others having lawful business with them.

10.2                   Assignment and Subletting The Tenant shall not assign this Lease or sublet the whole or any part of the Leased Premises, unless (1) it shall have received or procured a bonafide written offer to take an assignment or sublease which is not inconsistent with, and the acceptance of which would not breach any provision of this Lease if this Article is complied with and which the Tenant has determined to accept subject to this Article being complied with, and (2) it shall have first requested and obtained the consent in writing of the Landlord thereto, which consent shall not be unreasonably refused. Any request for such consent shall be in writing and accompanied by a true copy of such offer, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, reputation, financial standing and business of the proposed assignee of subtenant. The Landlord shall have thirty (30) days after receipt of such request for consent, to either approve or disapprove of the proposed assignment or sublease. If the Landlord consents to the Tenant's request to assign or sublet all or part thereof of the Leased Premises, the Tenant shall assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise. The Tenant further agrees that if the Landlord consents to any such assignment or subletting, the Tenant shall be responsible for and shall hold the Landlord harmless from any and all capital costs for Leasehold Improvements and all other expenses, costs and charges in respect to or arising out of any such assignment or subletting. Notwithstanding any such consent being given by the Landlord and such assignment or subletting being effected, the Tenant hereunder shall remain bound to the Landlord for the fulfilment of all the terms, covenants, conditions and agreements herein contained.

10.3                   Conditions of Consent The Landlord may require as a condition of its consent that the proposed assignee or subtenant agree with the Landlord to observe and perform all the obligations of the Tenant under this Lease and the Tenant agrees with the Landlord that:

a

In the case of an assignment, if the Tenant is to receive from any assignee, either directly or indirectly, consideration in any form whatsoever for the assignment of this Lease, the Tenant shall forthwith pay an amount equal to such consideration to the Landlord; and

10.4                   Change in Control of Tenant

a

If the Tenant is a private corporation and if by the sale or other disposition, bequest or operation of law of its shares or securities the control or the beneficial ownership of such corporation is changed at any time during the Term of this Lease, such change shall not be deemed to be an assignment of the Lease within the meaning of Article 11.2;

b

If the Tenant is a partnership and, if at any time during the Term of this Lease, any person who at the time of the execution of this Lease owns a partner's interest ceases to own such partner's interest or there is a material change in the ownership, in the opinion of the Landlord, in such partner's interest, such cessation or change of ownership shall constitute an assignment of this Lease for all purposes of this Article. If the Tenant is a partnership and if at any time during the Term of this Lease, there is a material change in the ownership, the change in ownership must first be approved by the Landlord, such approval not to be unreasonably withheld. The person or persons then retaining ownership shall remain bound by the terms and conditions of this Lease herein.

ARTICLE 11.
FIXTURES AND IMPROVEMENTS

11.1                   Installation of Fixtures and Improvements The Tenant will not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Leased Premises without having requested and obtained the Landlord's prior written approval, which the Landlord shall not unreasonably withhold. In making, erecting, installing or altering any Leasehold Improvements or trade fixtures the Tenant shall comply with the tenant construction guidelines as established by the Landlord and shall obtain all required building and occupancy permits and shall not alter or interfere with any installations which have been made by the Landlord without the prior written approval of the Landlord, and in no event shall alter or interfere with window coverings installed by the Landlord on exterior windows. The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications thereof. Any out of pocket expense incurred by the Landlord in connection with any such approval shall be deemed incurred by way of Additional Service. All work to be performed in the Leased Premises shall be performed by competent contractors and subcontractors of whom the Landlord shall have approved (such approval not to be unreasonably withheld, but provided that the Landlord may require that the Landlord's contractors and subcontractors be engaged for any mechanical or electrical work) and by workmen whose labour union affiliations are compatible with those of workmen employed by the Landlord and its contractors and subcontractors. All such work shall be subject to inspections by and the reasonable supervision of the Landlord and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord and completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord. The cost of all such work as described under this heading is for the account of the tenant.

11.2                   Liens and Encumbrances on Fixtures and Improvements In connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations made by or for the Tenant in the Leased Premises the Tenant shall comply with all the provisions of the Builders Lien Act and other statutes from time to time applicable thereto (including any provision requiring or enabling the retention of portions of any sums payable by way of holdbacks) and except as to any such holdback shall promptly pay all accounts relating thereto. The Tenant shall not create any mortgage, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements or trade fixtures or permit any such mortgage, conditional sale or encumbrance in respect of its Leasehold Improvements or trade fixtures or permit any such mortgage, encumbrance in respect of its Leasehold Improvements or trade fixtures or permit any such mortgage, conditional sale agreement or other encumbrance to attach to the Leased Premises. If and when any builders' or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, the Tenant shall within twenty (20) days after receipt of notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedy under Article 17.1 and may make any payments required to procure the discharge of any such liens or encumbrances, shall be entitled to be reimbursed by the Tenant as provided in Article17.2, and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatements, setoff or defence.

11.3                   Removal of Fixtures and Improvements All Leasehold Improvements in or upon the Leased Premises shall be immediately at the expiry of the term of this Lease be and become the Landlord's property without compensation therefor to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture or equipment shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that: (1) the Tenant may at the end of the Term remove its trade fixtures; and (2) the Tenant shall at the end of the Term remove such of the Leasehold Improvements and trade fixtures as the Landlord shall require to be removed which shall include signage; and (3) the Tenant shall remove its furniture and equipment at the end of the Term, and also during the Term in the usual and normal course of its business where such furniture or equipment has become excess for the Tenant's purposes or the Tenant is substituting therefor new furniture and equipment. The Tenant shall, in the case of every removal either during or at the end of the Term, immediately make good any damage caused to the Leased Premises by the installation and removal.

ARTICLE 12.
INSURANCE AND LIABILITY

12.1                   Landlord's Insurance The Landlord shall be deemed to have insured (for which purpose it shall be a co-insurer, if and to the extent that it shall not have insured) the Building and all improvements and installations made by the Landlord in the Leased Premises, except to the extent hereinafter specified, in respect of perils and to amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonably prudent owners of properties similar to the Building, as from time to time determined at reasonable intervals (but which need not be determined more often than annually and shall be determined not less often than every three years) by insurance advisors selected by the Landlord, and whose written opinion shall be conclusive. Upon the request of the Tenant from time to time the Landlord will furnish a statement as to the perils in respect of which and the amounts to which it has insured the Building, and the Tenant shall be entitled at reasonable times upon reasonable notice to the Landlord to inspect copies of the relevant portions of policies of insurance in effect and a copy of any relevant opinions of the Landlord's insurance advisors. The Landlord shall maintain such other insurance in such amounts and upon such terms as would normally be carried by a prudent owner.

12.2                   Tenant's Insurance The Tenant shall take out and keep in force during the Term:

a

Comprehensive general liability (including bodily injury, death and property damage) insurance on an occurrence basis with respect to the business carried on, in or from the Leased Premises and the Tenant's use and occupancy thereof of not less than five Million Dollars ($5,000,000.00) which insurance shall include the Landlord as a named insured and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured; and

b

Insurance in such amounts as may be reasonably required by the Landlord in respect of fire and such other perils, including sprinkler leakage as are from time to time defined in the usual extended coverage endorsement covering the Tenant's trade fixtures and the furniture and equipment of the Tenant and (except as to Insured Damage) all Leasehold Improvements of the Tenant, and which insurance shall include the Landlord as a named insured as the

Landlord's interest may appear with respect to the insured Leasehold Improvements and provided that any proceeds recoverable in the event of loss to Leasehold Improvements shall be payable to the Landlord but the Landlord agrees to make available such proceeds toward the repair or replacement of the insured property if this Lease is not terminated pursuant to any other provision hereof;

and if the Landlord shall require the same from time to time then also:

c	Tenant's fire legal liability insurance in an amount not less than the actual cash value of the Leased Premises.

All insurance required to be maintained by the Tenant hereunder shall be on terms and with insurers to which the Landlord has no reasonable objection and shall provide that such insurers shall provide to the Landlord thirty (30) days prior written notice of cancellation or material alteration of such terms. The Tenant shall furnish to the Landlord certificates or other evidence acceptable to the Landlord as to the insurance from time to time required to be effected by the Tenant and its renewal or continuation in force. If the Tenant shall fail to take out, renew and keep in force such insurance the Landlord may do so as the agent of the Tenant and the Tenant shall repay to the Landlord any amounts paid by the Landlord as premiums forthwith upon demand.

12.3                   Limitation of Landlord's Liability The Tenant agrees that:

a

The Landlord shall not be liable for any bodily injury or death of, or loss or damage to any property belonging to, the Tenant or its employees, invitees, or licensees or any other person in, on or about the Building unless resulting from the actual fault or negligence of the Landlord, but in no event shall the Landlord be liable;

i

For any damage other than Insured Damage which is caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or from the pipes or plumbing works thereof or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted by any other tenant;

ii

For any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by it to perform janitor services, security services, supervision or any other work in or about the Leased Premises or the Building; or

iii	For loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant; and

12.4                   Limitation of Tenant's Liability The Landlord releases the Tenant from all claims or liabilities in respect of any damage which is Insured Damage, to the extent of the cost of repairing such damage.

12.5                   Indemnity of Landlord Except as provided in Article 13.4, the Tenant agrees to indemnify and save harmless the Landlord in respect of all claims for liability injury or death, property damage or other loss or damage arising from the conduct of any work by or any act or omission of the Tenant or any assignee, subtenant, agent, employee, contractor, invitee or licensee of the Tenant, and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto, and in respect of any loss, costs, expense or damage suffered or incurred by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.

ARTICLE 13.
HAZARDOUS SUBSTANCES

13.1

a

The Tenant is responsible for and will indemnify the Landlord from and against any loss suffered by the Landlord resulting from the Tenant bringing any Hazardous Substances on to the Leased Premises, or permitting the escape of any Hazardous Substances on to the Leased Premises or into the environment from the Leased Premises.

b	For purposes of this Lease "Hazardous Substances" shall mean any substance which is hazardous to persons or property and includes, without limiting the generality of the foregoing:

	i	radioactive materials;

	ii	explosives;

iii

any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by man or by any animal, fish or plant;

	iv	any solid, liquid, gas or odour or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that:

(a) endangers the health, safety or welfare of persons or the health of animal life;
(b) interferes with normal enjoyment of like or property; or
(c) causes damage to plant life or to property;

	v	toxic substances; and

vi

substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority having jurisdiction over the Landlord, the Tenant, the Leased Premises or the property of which the Leased Premises form a part.

ARTICLE 14.
SUBORDINATION, ATTORNMENT, REGISTRATION AND CERTIFICATES

14.1                   Tenant's Covenants The Tenant agrees with the Landlord that:

14.1.1                Sale or Financing of Building The rights of the Landlord under this Lease may be mortgaged, charged, transferred or assigned to a purchaser or purchasers or to a mortgagee, or trustee for bond holders and in the event of a sale or default by the Landlord under any mortgage, trust deed or trust indenture and the purchaser, mortgagee or trustee, as the case may be, duly entering into possession of the Building or the Leased Premises, the Tenant agrees to attorn to and become the Tenant of such purchaser or purchasers, mortgagee or trustee under the terms of this Lease.

14.1.2                Subordination and Attornment This Lease and all rights of the Tenant hereunder (if required by any mortgagee or the holder of any trust deeds or trust indentures), shall be subject and subordinate to all mortgages, trust deeds or trust indentures now or hereafter existing which may now or hereafter affect the Building and to all renewals, modifications, consolidations, replacements and extensions thereof; provided that the Tenant whenever required by any mortgagee (including any trustee under a trust deed or trust indenture) shall attorn to such mortgagee as the tenant upon all of the terms of this Lease. The Tenant agrees to execute promptly whenever requested by the Landlord or by such mortgagee an instrument of subordination or attornment, as the case may be, as may be required of it, provided that the mortgagee shall agree in writing not to disturb the Tenant's possession hereunder so long as it is observing and performing the covenants and the conditions on its behalf contained in this Lease.

14.1.3                Registration The Tenant agrees with the Landlord not to register this Lease, provided that the Tenant at the request of the Landlord and at the cost and expense of the Tenant, will cause this Lease to be registered if the Landlord so desires. Notwithstanding the provisions of Article 15.2, in the event the Landlord requires this Lease to be registered in priority to any mortgage, trust deed or trust indenture which may now or any time hereafter affect in whole or in part the Leased Premises or the Building and whether or not any such mortgage, trust deed or trust indenture shall affect only the Leased Premises or the Building or shall be a blanket mortgage, trust deed or trust indenture affect in other premises as well, the Tenant covenants and agrees with the Landlord that the Tenant shall execute promptly upon request by the Landlord any certificates, priority agreement, or other instrument which may from time to time be requested to give effect thereto.

14.1.4                Certificates The Tenant agrees with the Landlord that the Tenant shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord (and if required by the Landlord, to any mortgagee [including any trustee under a trust deed or trust indenture] or purchaser designated by the Landlord) a certificate in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the rental payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request a certificate.

14.1.5                Assignment by Landlord In the event of a sale by the Landlord of the Building or a portion thereof containing the Leased Premises or the assignment by the Landlord of this Lease or any interest of the

Landlord hereunder, and to the extent that such purchaser or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations.

ARTICLE 15.
OCCURRENCE OF DEFAULT

15.1                   Unavoidable Delay Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfilment of any obligations hereunder in respect of the supply or provision of any service or utility, the making or any repair, the doing of any work or any other thing (other than the payment of Rent) by reason of strikes or work stoppages, or being unable to obtain any material, service, utility or labour required to fulfill such obligation or by reason of any statute, law or regulation of or inability to obtain any permission from any governmental authority having lawful jurisdiction preventing, delaying or restricting such fulfilment, or by reason of other unavoidable occurrence other than lack of funds, the time for fulfilment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfilment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned, but nevertheless the Landlord will use its best efforts to maintain services essential to the use and enjoyment of the Leased Premises.

15.2                   No Admission The acceptance of any Rent from or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a subtenant, assignee, transferee or otherwise in the place and stead of the Tenant.

15.3                   Part Payment The acceptance by the Landlord of a part payment of any sums required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such sums.

ARTICLE 16.
REMEDIES FOR LANDLORD AND TENANT'S DEFAULT

16.1                   Remedying by Landlord, Non-Payment and Interest In addition to all the rights and remedies of the Landlord available to it in the event of any default hereunder by the Tenant either by any other provision of this Lease or by statute or the general law, the Landlord:

a

Shall have the right at all times to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Leased Premises to do any work or other things therein and in such event all expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord forthwith upon demand;

b	Shall have the same rights and remedies in the event of any non-payment by the Tenant of any amounts payable by the Tenant under any provision of this Lease as in the case of non- payment of Rent; and

c	If the Tenant shall fail to pay any Rent promptly when due, shall be entitled, if it shall demand it, to interest thereon at a rate of three percent (3%) per annum in excess of the rate of interest charged and published from time to time by the main branch of the city in which the Building is located, of the Landlord's bank, as its prime rate for loans to creditworthy and substantial commercial customers, from the date upon which the same was due until actual payment thereof.

16.2                   Remedies Cumulative The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, as the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or general law.

16.3                   Right of Re-entry on Default or Termination Provided and it is expressly agreed that if and whenever the Rent hereby reserved or other monies payable by the Tenant or any part thereof, whether lawfully demanded or not, are unpaid and the Tenant shall have failed to pay such Rent or other monies within five (5) days after the Landlord shall have given to the Tenant notice requiring such payment, or if the Tenant shall breach or fail to observe and perform any of the covenants, agreements, provisos, conditions, rules or regulations and other obligations on the part of the Tenant to be kept, observed or performed hereunder and the Tenant shall fail to cure such breach or failure within fifteen (15) days after notice by the Landlord, or if this Lease shall have become terminated pursuant to any provision hereof, or if the Landlord shall become entitled to terminate this Lease and shall have given notice terminating it pursuant to any provision hereof then and in every such case it shall be lawful for the Landlord thereafter to enter into and re-take possession of the Leased Premises or any part thereof and in the name of the whole and the same to have again, the right to enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding.

16.4                    Termination and Re-entry If and whenever the Landlord becomes entitled to re-enter upon the Leased Premises under any provision of this Lease, the Landlord, in addition to all other rights and remedies hereunder shall have the right to terminate this Lease forthwith by leaving upon the Leased Premises notice in writing of such termination.

16.5                    Payment of Rent, etc. on Termination Upon the giving by the Landlord of a notice in writing terminating this Lease, this Lease and the Term shall terminate, and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, and the Landlord may re-enter and take possession of the same. The Landlord, at its option and, in addition to any other remedies it may have hereunder, may require the Tenant by notice, to pay to the Landlord as liquidated damages for the default of the Tenant in the observance and performance of its covenants under this Lease, all rent and additional payments reserved or required to be paid and remaining unpaid by the Tenant under this Lease from the date of default by the Tenant to and including the expiration of the Term of this Lease and, for the purposes hereof, it is agreed by the Tenant with the Landlord that this Lease constitutes a commercial contract.

16.6                    Waiver of Distress The Tenant waives and renounces the benefits of any present or future statute taking away or limiting the Landlord's right of distress and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the Leased Premises at any time during the Term shall be exempt for levy by distress for Rent in arrears. The Tenant will not sell, dispose of or remove any of the fixtures, goods or chattels of the Tenant from or out of the Leased Premises during the Term without the consent of the Landlord, unless the Tenant is substituting new fixtures, goods or chattels of equal value or is bona fide disposing of individual items which have become excess for the Tenant's purposes; and the Tenant will be the owner of its fixtures, goods and chattels and will not permit them to become subject to any lien, mortgage, charge or encumbrance.

16.7                    Re-letting, etc. Whenever the Landlord becomes entitled to re-enter upon the Leased Premises under any provision of this Lease the Landlord in addition to all other rights it may have shall have the right as agent of the Tenant to enter the Leased Premises and re-let them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and to sell the same at public or private sale without notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises upon account of the rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency, if any.

ARTICLE 17.
EVENTS TERMINATING LEASE

17.1                    Cancellation of Insurance If any policy of insurance upon the Building from time to time effected by the Landlord shall be cancelled or about to be cancelled by the insurer by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation of (as the case may be) such policy of insurance, the Landlord may at its option terminate the Lease by leaving upon the Leased Premises notice in writing of such termination.

17.2                    Prohibited Occupancy, Bankruptcy, etc. In cases without the written consent of the Landlord the Leased Premises shall be used by any other persons than the Tenant or its permitted assignees or subtenants or for any purpose other than that for which they were leased, or occupied by any persons whose occupancy is prohibited by this Lease, or if the Term or any of the goods and chattels of the Tenant shall at any time be seized in execution or attachment, or if the Tenant shall make any assignment for the benefit of creditors or any bulk sale, become bankrupt or insolvent or take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors or (if a corporation) shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence, then in any such case the Landlord may at its option terminate this Lease by leaving upon the Leased Premises notice in writing of such termination and thereupon, in addition to the payment of the Tenant of Rent and other payments for which the Tenant is liable under this Lease, Rent for the current month and the next ensuing three months Rent shall immediately become due and be paid by the Tenant, or party then controlling the Tenant's affairs.

ARTICLE 18.
MISCELLANEOUS

18.1                    Registration of Lease Notwithstanding the provisions of Article 12.2, the Landlord acknowledges the Tenant has requested permission to register the within Lease at the Land Title Office and to subsequently grant a mortgage of the within Lease. Notwithstanding the provisions of the aforementioned Articles and any other Articles to the contrary, the Landlord hereby consents to the registration of the Lease and granting of mortgage of Lease by the Tenant provided that all costs associated with such registration, including obtaining a registerable plan of the Leased Premises, shall be effected at the Tenant's sole expense. The Landlord covenants and agrees to execute the Lease in registerable form.

18.2                    Building Code Compliance The Tenant will be responsible for ensuring that all Building Code requirements which are relevant to the tenant's own use are complied with.

18.3                    Notices Any notice required or contemplated by any provision of this Lease shall be given in writing, and if to the Landlord, either delivered to an executive officer of the Landlord or mail by prepaid registered mail address to the Landlord at:

                            7742 Jensen Place
                            Burnaby, BC, V5A 2A8

and if to the Tenant, addressed to it and either delivered or mailed by prepaid registered mail to the Leased Premises. Every such notice shall be deemed to have been given when delivered or, three (3) days after the mailing thereof in Canada. Either the Landlord or the Tenant may from time to time by notice in writing to the other, designate another address in Canada as the address to which notices are to be mailed or delivered to it.

18.4                    Extraneous Agreements The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied relating to this Lease of the Leased Premises save as expressly set out in this Lease and in any agreement to lease in writing between the Landlord and the Tenant pursuant to which this Lease has been executed. This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant.

18.5                    Time of Essence Time shall be of the essence of this Lease.

18.6                    Area Determination If any calculation or determination by the Landlord of the Rentable Area of any premises (including the Leased Premises) or the Building is disputed or called into question, it shall be calculated or determined by the Landlord's architect or quantity surveyor from time to time appointed for the purpose, whose certificate shall be conclusive.

18.7                    Successors and Assigns This Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the successors and permitted assigns of the Tenant. Reference to the Tenant shall be read with such changes in gender as may be appropriate, depending upon whether the Tenant is a male or female person or a firm or corporation, and if the Tenant is more than one person or entity, the covenants of the Tenant shall be deemed joint and several.

18.8                    Frustration The Landlord and the Tenant agree that notwithstanding the occurrence or existence of any event or circumstance or the non-occurrence of any event or circumstance and so often and for so long as the same may occur or continue which, but for this Article, would frustrate or void this Lease, the obligations and liabilities of the Tenant hereunder shall continue in full force and effect as if such event or circumstance had not occurred or existed.

18.9                    Waiver No condoning, excusing or overlooking by the Landlord or Tenant of any default, breach or non-observance by the Tenant or the Landlord at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's or the Tenant's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or so as to defeat or affect in any way the rights of the Landlord or the Tenant herein in respect of any such continuing or subsequent default or breach and no waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant save only express waiver in writing.

18.10                  Governing Law This Lease shall be governed by and construed in accordance with the laws of the Province of British Columbia. The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were included in each separate Article hereof. Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

18.11                   Net Lease The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord except as shall be otherwise provided in the specific provisions contained in this Lease, and that the Landlord shall not be responsible during the term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises, and the Tenant, except as shall be otherwise provided in the specific provisions contained in this Lease, shall pay all charges, impositions and costs of every nature and kind relating to the Leased Premises whether or not referred to herein and whether or not within the contemplation of the Landlord or the Tenant and the Tenant covenants with the Landlord accordingly.

18.12                  Captions The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision thereof.

18.13                  Acceptance The Tenant does hereby accept this Lease of the above described Land, to be held by it as Tenant, and subject to the conditions, restrictions and covenants above set forth.

ARTICLE 19.
SCHEDULES

19.1                    Schedules The following schedules are attached to this Lease and form part hereof:

                            Schedule "A" - Floorplan of the Leased Premises
                            Schedule "B" - Legal Description of the Land
                            Schedule "C" - Rules and Regulations
                            Schedule "D" - Electrical Guidelines

                            IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the day and year first above written.

BERG HOLDINGS LTD.	)
by its Authorized Signatory:	)
)
)
)
Earl Berg, Director

SAMLEX AMERICA INC.	)
by its Authorized Signatory:	)
)
)
)
_____________, Director

_____________, Director

SCHEDULE "A"

FLOOR PLAN OF THE LEASED PREMISES

TO BE ATTACHED WHEN AVAILABLE

SCHEDULE "B"

LEGAL DESCRIPTION OF THE LANDS

Those two strata lots located in the City of Coquitlam, in the Province of British Columbia, being lands and premises legally known and described as Parcel Identifier 023-036-079 Strata Lot 9 and Parcel Identifier 023-036-087 Strata Lot 10, both of District Lots 20 and 21, Group 1, New Westminster District, Strata Plan LMS1898 having the municipal addresseses as follows:

                                                        #109 – 17 Fawcett Road, Coquitlam, BC, V3K 6V2;

AND

                                                        #110 – 17 Fawcett Road, Coquitlam, BC, V3K 6V2

SCHEDULE "C"

RULES AND REGULATIONS

                            The Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by the Landlord as provided in the Lease):

1.                         The Tenant shall not use or permit the use of the Leased Premises in such a manner as to create any objectionable noises, odours or other nuisance or hazard, or breach any applicable provisions of municipal by-law or other lawful requirements applicable thereto or any requirements of the Landlord's insurers, shall not permit the Leased Premises to be used for other activities other than specified in this Lease and shall keep the Leased Premises tidy and free from rubbish and shall deposit rubbish in receptacles which are either designated or clearly intended for waste. Tenant rubbish shall not be permitted in the common areas at any time.

2.                          The Tenant shall not abuse, misuse or damage the Leased Premises or any of the improvements or facilities therein, and in particular shall not deposit rubbish in any plumbing apparatus or use it for other than purposes for which it is intended, and shall not deface or mark any walls or other parts of the Leased Premises.

SCHEDULE "D"

ELECTRICAL GUIDELINES

1.                            Separately metered electrical service is provided for the Leased Premises. Additional service can be requested and provided at the tenant's cost.